Exhibit 10(iii)(c.3)

EXXONMOBIL ADDITIONAL PAYMENTS PLAN

(Including Key Employee Additional Payments Plan)

Edition of March 1, 2000

1. Purpose

The purpose of this Plan is to provide additional payments from the general assets of Exxon Mobil Corporation (the “Corporation”) to certain persons. For an individual participant, the benefit payable under this Plan consists of up to three parts. The first part is a benefit based upon the person’s final average incentive compensation (“Incentive Pension Benefit”). The second part is the payment of an additional disability benefit (“Disability Retirement Benefit”). The third part is a makeup benefit based upon certain benefits otherwise promised but not received under a pension plan sponsored by a non-U.S. affiliate of the Corporation (“Overseas Makeup Benefit”).

2. Incentive Pension Benefits

2.1	Eligibility

A person is eligible to receive Incentive Pension Benefits only if the person satisfies at least one of the following requirements:

(A)	the person becomes a retiree within the meaning of the ExxonMobil Common Provisions (“retiree”);

(B)	the person terminates employment without becoming a retiree and

(1)	is at least 50 years old by the end of the month in which the termination of employment occurs;

(2)	has at least 10 years of benefit plan service (as determined under the ExxonMobil Common Provisions) at the time of the termination of employment; and

(3)	receives a benefit under the Exxon Transition Severance Plan; or,

(C)	in the case of an individual who after terminating employment from the Corporation or any of its affiliates continues employment with Infineum USA Inc. or one of its affiliates (collectively, “Infineum”), becomes a qualified plans retiree within the meaning of the ExxonMobil Common Provisions (“qualified plans retiree”).

Paragraph (B) above shall expire automatically and be of no further effect after nine months from the date of the merger of Exxon Corporation and Mobil Corporation. If, however, the merger date is other than the first day of a month, paragraph (B) shall expire as of the end of the month in which the nine-month anniversary of the merger date occurs.

2.2	Benefit Formula

(A)	in General

Except as provided in section 2.3 below with respect to former Mobil employees, as defined in the ExxonMobil Common Provisions, (“Former Mobil Employees”) the amount of a person’s Incentive Pension Benefits is determined by multiplying 1.6% of the person’s final average incentive compensation by the person’s years of pensionable service as determined under the ExxonMobil Pension Plan, reduced, but not below zero, by the equivalent amount, if any, determined with respect to the person under the ExxonMobil Key Employee Additional Payments Plan. The amount so derived is an annual benefit which is divided by 12 and paid to the person in a monthly five-year certain and life annuity.

(B)	Final Average Incentive Compensation

For the purposes of paragraph (A) above, a person’s “final average incentive compensation” shall be determined in accordance with this paragraph (B).

(1)	Calculation

(a)	In General

If a person’s eligibility for Incentive Pension Benefits arises from section 2.1(A) or (B) above, the person’s final average incentive compensation is the average of the person’s three highest annual bonus awards (including awards of zero, if any) under the Corporation’s Incentive Programs awarded on any of the five most recent annual award dates immediately preceding the person’s termination of employment.

(b)	Corporate Acquisitions

For purposes of applying paragraph (A) above to a person who commences employment with the Corporation or one of its affiliates in connection with a corporate acquisition, incentive compensation paid by the person’s former employer that is the equivalent of bonus awards payable under the Corporation’s Incentive Program may be taken into account as determined by the management of the Corporation in its sole discretion. Management shall have the discretion to exclude any and all prior employer compensation for purposes of this paragraph (b).

(2)	Infineum Participants

If a person’s eligibility for Incentive Pension Benefits arises from Section 2.1(C) above, the person’s final average incentive compensation is the sum of the three highest annual bonus awards under the Corporation’s Incentive Programs, if any, during the five-year period immediately prior to the person’s termination of employment from Infineum, divided by three.

(3)	Annual Bonus Award

(a)	Items Used in Calculation

For purposes of this paragraph (B), in determining the amount of a person’s annual bonus award, only awards granted under the short-term incentive part of the Incentive Programs as cash, unrestricted shares of stock, and bonus units are considered.

(b)	Item Excluded From Calculation

For purposes of this paragraph (B), in determining the amount of a person’s annual bonus award, an award to a person characterized by the granting authority as a special one-time bonus is disregarded, unless deemed specifically includable by the granting authority at the time of grant.

(c)	Calculation of Annual Bonus Award

If an annual bonus award is granted as unrestricted shares of stock, the fair market value of such stock at the time of the award shall be used in calculating the value of the award. If an annual bonus award is granted as bonus units, the maximum settlement value obtainable at the time of the grant shall be used in calculating the value of the award.

2.3	Benefit Formula for Former Mobil Employee

(A)	In General

Incentive Pension Benefits for Former Mobil Employees who retire with eligibility for Incentive Pension Benefits under section 2.1 above shall be determined under this section 2.3. The amount of a person’s Incentive Pension Benefit calculated under this section 2.3 is the smaller of

(1)	the amount of the person’s Incentive Pension Benefit otherwise determined under section 2.2 above based on all of the person’s pensionable service under the ExxonMobil Pension Plan, or

(2)	the amount determined by first calculating the person’s Overall Benefit Objective under paragraph (B) below, then subtracting therefrom the person’s Qualified Benefit Objective calculated under paragraph (C) below and the person’s nonqualified PSSP benefit, if any, determined under paragraph (D) below.

The resulting amount is expressed as a monthly five-year certain and life annuity.

(B)	Overall Benefit Objective

(1)	In General

A person’s Overall Benefit Objective is the greater of

(a)	the sum of the person’s Mobil Benefit described in paragraph (2) below and the person’s Post-Mobil Benefit described in paragraph (3) below, or

(b)	the person’s Overall ExxonMobil Benefit described in paragraph (4) below.

(2)	Mobil Benefit

A person’s Mobil Benefit is the person’s accrued benefit under the Retirement Plan of Mobil Oil Corporation and the Supplemental Pension and Annuity Program of Mobil Oil Corporation up through the date the person becomes a participant in the ExxonMobil Pension Plan, based on service and compensation up through the date the person becomes a participant in the ExxonMobil Pension Plan.

(3)	Post-Mobil Benefit

A person’s Post-Mobil Benefit is the person’s accrued benefit described in paragraph (4) below based only on the person’s pensionable service after the person becomes a participant in the ExxonMobil Pension Plan.

(4)	Overall ExxonMobil Benefit

A person’s Overall ExxonMobil Benefit is the sum of

(a)	the person’s accrued benefit under the ExxonMobil Pension Plan (including the Pre-Social Security Pension benefit) without any application of the limits under Code section 415 or 401(a)(17), and

(b)	the amount of the person’s Incentive Pension Benefit otherwise determined under section 2.2 above,

based on all of the person’s pensionable service under the ExxonMobil Pension Plan.

(5)	Rules for Calculation

In calculating a person’s Mobil Benefit, Post-Mobil Benefit and Overall ExxonMobil Benefit, the Plan administrator shall apply rules similar to those contained in section 2.7 of the ExxonMobil Pension Plan for purposes of calculating the person’s frozen Mobil benefit, post-Mobil benefit, and ExxonMobil benefit, respectively.

(C)	Qualified Benefit Objective

A person’s Qualified Benefit Objective is the person’s accrued benefit under the ExxonMobil Pension Plan, including the person’s Pre-Social Security Pension.

(D)	Nonqualified PSSP Benefit

A person’s Nonqualified PSSP Benefit is the excess, if any, of

(1)	the amount of the person’s Pre-Social Security Pension benefit calculated in connection with the person’s Overall Benefit Objective under paragraph (B) above, over

(2)	the amount of the person’s Pre-Social Security Pension benefit or the equivalent thereof under Part 2 of the ExxonMobil Pension Plan calculated in connection with the person’s Qualified Benefit Objective under paragraph (C) above.

(E)	Plan Administrator Discretion

The procedure for calculating the Incentive Pension Benefit for former Mobil employees under this section 2.3, including the calculation of the benefit comparisons, offsets and reductions, shall be determined in the sole and exclusive discretion of the Plan Administrator. To the extent applicable, the Plan Administrator shall follow the procedures established under the ExxonMobil Pension Plan for performing similar benefit calculations.

2.4	Lapse of Incentive Pension Benefit

The portion of any Incentive Pension Benefit deriving from a provisionally granted bonus that is subsequently annulled lapses as of the date of such annulment.

3. Disability Retirement Benefit

3.1	Eligibility

If a person who becomes a retiree also becomes entitled to long-term disability benefits under the ExxonMobil Disability Plan, the person then receives monthly Disability Retirement Benefits under this Plan.

3.2	Benefit Formula

The amount of each monthly Disability Retirement Benefit payable to a person is determined by dividing one-half of the person’s final average incentive compensation, determined under section 2.2(B) above, by 12 and deducting therefrom the normal form amount of any Incentive Pension Benefit or Overseas Makeup Benefit that the person has commenced receiving under this Plan.

3.3	Period of Payment

Payment of monthly Disability Retirement Benefits under this Plan shall commence at the time long-term disability benefits commence under the Disability Plan and shall continue as long as entitlement to long-term disability or transition benefits under the Disability Plan occurs.

4. Overseas Makeup Benefit

4.1	Eligibility

A person is eligible to receive an Overseas Makeup Benefit if the following conditions are met as determined by the Plan Administrator:

(A)	the person accrues a benefit under a pension plan (“non-U.S. plan”) sponsored by a non-U.S. affiliate of the Corporation;

(B)	the person terminates active participation in the non-U.S. plan and simultaneously becomes a participant in the ExxonMobil Pension Plan or predecessor plan;

(C)	as a result of terminating active participant status under the non-U.S. plan, the person loses eligibility for all or a portion of the benefit under the non-U.S. plan accrued prior to termination; and

(D)	the amount of the lost benefit is not provided under the terms of the ExxonMobil Pension Plan, the ExxonMobil Supplemental Pension Plan, or otherwise under this Plan.

4.2	Benefit Formula

The amount of the Overseas Makeup Benefit is the amount, expressed as a monthly benefit in the form of a five-year certain and life annuity, that is the actuarial equivalent of the lost benefit under the non-U.S. plan. Such amount shall be conclusively determined by the Plan Administrator.

5. Payment of Benefits

5.1	Commencement of Benefits

(A)	In General

Payments under this Plan, other than Disability Retirement Payments, occur at the same time as payments under the ExxonMobil Pension Plan commence.

(B)	Reduction for Early Commencement

If payments under this Plan, other than Disability Retirement Payments, commence prior to the month in which the person reaches age 65, they are reduced by applying the early commencement factors applicable to the person’s pension benefit under the ExxonMobil Pension Plan. For all actuarial purposes, this monthly amount paid as a five-year certain life annuity is deemed the normal form amount.

5.2	Form of Payment

(A)	In General

Payments under this Plan, other than Disability Retirement Payments and payments to designated beneficiaries, are made normally in the form of a five-year certain life annuity, but, in the sole discretion of the Corporation, may be made in any other form that is not greater than the actuarial equivalent of the normal form amount.

(B)	Determination of Actuarial Equivalency

For purposes of paragraph (A) above, actuarial equivalence is determined by the Plan Administrator using factors used for comparable determinations under the ExxonMobil Pension Plan.

5.3	Offset for Similar Benefits

If a participant under this Plan is also entitled to payments comparable to the Incentive Retirement Payments or the Disability Retirement Payments for any portion of the same years of pensionable service under a plan of a service-oriented employer, as defined in the ExxonMobil Common Provisions, other than the Corporation, the amount of the Incentive Retirement Payments or Disability Retirement Payments is reduced by the respective amount of such comparable payments. In any given case, the Plan Administrator may determine the precise amount of this offset and if a conversion of currency computation is required, may follow the process established under the ExxonMobil Pension Plan.

6. Death Benefits

6.1	In General

If a person dies who is described in section 6.2 below, the person’s beneficiary (as determined under article 7 below) shall receive a death benefit described in section 6.3 below.

6.2	Eligibility

A person is described in this section 6.2 if, at the time of the person’s death, the person

(A)	was an active employee with 15 or more years of Benefit Plan Service, as determined under the ExxonMobil Common Provisions, or

(B)	had retired with eligibility for Incentive Pension Payments or Mobil Wraparound Payments under this Plan and had not commenced receiving such payments.

6.3	Death Benefit

(A)	In General

If a person described in section 6.2 above dies as an employee or as a retiree without eligibility for Disability Retirement Payments, the death benefit payable to the person’s beneficiary shall be the sum of the following:

(1)	the lump-sum equivalent value of the person’s Incentive Retirement Payments, Overseas Makeup Payments and/or Mobil Wraparound Payments to which the person was or would have been entitled, plus

(2)	the lump-sum equivalent value of 60 monthly Disability Retirement Payments determined under article 3 above, calculated as if the person had become eligible for such payments on the day prior to death and had commenced his or her Incentive Retirement Payments, Overseas Makeup Payments and/or Mobil Wraparound Payments on such date.

(B)	Death After Commencement of Disability Retirement Payments

If a person described in section 6.2 above dies as a retiree while receiving Disability Retirement Payments but before the receipt of 60 monthly Disability Retirement Payments, the death benefit payable to the person’s beneficiary shall be the sum of the following:

(1)	the lump-sum equivalent value of the person’s Incentive Retirement Payments, Overseas Makeup Payments and/or Mobil Wraparound Payments to which the person was or would have been entitled, plus

(2)	the lump-sum equivalent value of the remaining 60 monthly Disability Retirement Payments, calculated as if the person had commenced his or her Incentive Retirement Payments or Mobil Wraparound Payments on the date of death.

7. Beneficiaries

7.1	Designation of Beneficiaries

A person may name one or more designated beneficiaries to receive payment of the benefits payable under this Plan under article 6 above in the event of the person’s death. Beneficiary designations shall be made in accordance with such procedures as the Plan Administrator may establish. Spousal consent to any such designation is not required.

7.2	Default Beneficiaries

(A)	In General

If no specific designation is in effect, the deceased’s beneficiary is the person or persons in the first of the following classes of successive beneficiaries living at the time of death of the deceased:

(1)	spouse;

(2)	children who survive the deceased or who die before the deceased leaving children of their own who survive the deceased;

(3)	parents;

(4)	brothers and sisters who survive the deceased or who die before the deceased leaving children of their own who survive the deceased.

If there are no members of any class of such beneficiaries, payment is made to the deceased’s executors or administrators.

(B)	Allocation Among Default Beneficiaries

If the same class of beneficiaries under paragraph (A) above contains two or more persons, they share equally, with further subdivision of such equal shares as next provided. In class (2), where a child dies before the deceased leaving children who survive the deceased, such child’s share is subdivided equally among those children. In class (4), where a brother or sister dies before the deceased leaving children who survive the deceased, such brother or sister’s share is subdivided equally among those children.

(C)	Definitions

For purposes of this section 7.2, “child” means a person’s son or daughter by legitimate blood relationship or legal adoption; “parent” means a person’s father or mother by legitimate blood relationship or legal adoption; “brother” or “sister” means another child of either or both of one’s parents.

8. Miscellaneous

8.1	Plan Administrator

The Plan Administrator shall be the Manager, Executive Programs, Human Resources Department, Exxon Mobil Corporation. The Plan Administrator shall have the right and authority to conclusively interpret this Plan for all purposes, including the determination of any person’s eligibility for benefits hereunder.

8.2	Nature of Payments

Payments provided under this Plan are considered general obligations of the Corporation.

8.3	Assignment or Alienation

Except as provided in section 8.5 below, payments provided under this Plan may not be assigned or otherwise alienated or pledged.

8.4	Amendment or Termination

The Corporation reserves the right to amend or terminate this Plan, in whole or in part, including the right at any time to reduce or eliminate any accrued benefits hereunder and to alter or amend the benefit formula set out herein.

8.5	Forfeiture Of Benefits

No person shall be entitled to receive payments under this Plan, and any payments received under this Plan shall be forfeited and returned, if it is determined by the Corporation in its sole discretion, acting through its chief executive or such person or committee as the chief executive may designate, that a person otherwise entitled to a payment under this Plan or who has commenced receiving payments under this Plan:

(A)	engaged in gross misconduct harmful to the Corporation,

(B)	committed a criminal violation harmful to the Corporation,

(C)	had concealed actions described in (A) or (B) above which would have brought about termination from employment thereby making the person ineligible for benefits under this Plan,

(D)	terminated employment prior to attaining age 65 without having received from the Corporation or its delegatee prior written approval for such termination, given in the sole discretion of the Corporation or its delegatee and in the context of recognition that benefits under this Plan would not be forfeited upon such termination, or

(E)	had been terminated for cause.

KEY EMPLOYEE ADDITIONAL PAYMENTS PLAN

K1. Purpose

This Plan provides additional payments from the general assets of Exxon Mobil Corporation (“Corporation”) to certain persons who as of December 31, 1993,

(A)	were classified at level 36 or above,

(B)	were age 55 and above, and

(C)	were eligible to retire with “annuitant status” under the Benefit Plan of Exxon Corporation and Participating Affiliates as it existed on such date.

The amount of these additional payments shall be a function of the person’s final average incentive compensation as determined in accordance with this Plan.

K2. Benefits

K2.1	Benefit Formula

Additional payments under this Plan shall be determined by multiplying 1.6% of the person’s final average incentive compensation determined under section K2.2 below by the person’s years of pensionable service as of December 31, 1993, as determined under the ExxonMobil Pension Plan (or predecessor plan). The amount so derived is an annual benefit which shall be divided by twelve and paid to the person monthly for life with 60 monthly payments guaranteed.

K2.2	Final Average Incentive Compensation

(A)	In General

For the purposes of this Plan final average incentive compensation shall be the average of the three highest annual bonus awards to the person under the Corporation’s Incentive Programs during the five year period ending on December 31, 1993. In determining the amount of a person’s annual bonus award only awards granted under the short-term incentive part of the Incentive Programs as cash, unrestricted shares of stock using the fair market value at the time of award, and bonus units using the maximum settlement value obtainable at the time of grant shall be considered.

(B)	One-Time Bonuses

For purposes of paragraph (A) above, an award to a person characterized by the granting authority as a special one-time bonus will be disregarded, unless deemed specifically includable by the granting authority at the time of grant.

K2.3	Non-Forfeitability

A participant in this Plan shall have a non-forfeitable right to the amount of additional payments calculated under this Plan.

K3. Payment of Benefits

K3.1	Commencement of Benefits

(A)	In General

Additional payments under this Plan shall be made at the same time as payments under the ExxonMobil Pension Plan commence.

(B)	Reduction for Early Commencement

If additional payments commence prior to the month in which the person reaches age 65, they shall be reduced by applying the early commencement factors for retirees set forth in the ExxonMobil Pension Plan for a normal maturity age of 65. For all actuarial purposes, this monthly amount paid as a five-year certain life annuity is deemed the normal form amount.

K3.2	Form of Payment

(A)	In General

Additional payments under this Plan, other than payments to designated beneficiaries, are made normally in the form of a five-year certain life annuity, but, in the sole discretion of the Corporation, may be made in any other form, including a joint and survivor form, that is not greater than the actuarial equivalent of the normal form.

(B)	Determination of Actuarial Equivalency

For purposes of paragraph (A), actuarial equivalency is determined by the Plan Administrator using factors used for comparable determinations under the ExxonMobil Pension Plan.

K3.3	Offsets

If any person is also entitled to payments of a comparable nature for any portion of the same years of pensionable service under a plan of a service-oriented employer, as defined in the ExxonMobil Common Provisions, other than the Corporation the amount determined immediately above will be reduced by the amount of such comparable payments. In any given case, the Plan Administrator shall determine the precise amount of this offset and if a conversion of currency computation is required, may follow the process established under the ExxonMobil Pension Plan.

K4. Death Benefits

K4.1	Death Benefits

If a person dies, either as an employee or retiree, before commencement of additional payments under this Plan, the person’s beneficiary under article K5 below shall receive the lump-sum equivalent value of the additional payments to which the person would have been entitled if he or she had commenced such payments on the date of death.

K4.2	Death During Period Certain

If a person who is receiving additional payments under this Plan for a guaranteed certain period dies before all guaranteed payments have been made, the person’s beneficiary under article K5 below shall be entitled to receive the remaining guaranteed payments.

K5. Beneficiaries

K5.1	Designation of Beneficiaries

A person may name one or more designated beneficiaries to receive payment of the benefits payable under this Plan under article K4 above in the event of the person’s death. Beneficiary designations shall be made in accordance with such procedures as the Plan Administrator may establish. Spousal consent to any such designation is not required.

K5.2	Default Beneficiaries

(A)	In General

If no specific designation is in effect, the deceased’s beneficiary will be the person or persons in the first of the following classes of successive beneficiaries living at the time of death of the deceased:

(1)	spouse;

(2)	children who survive the deceased or who die before the deceased leaving children of their own who survive the deceased;

(3)	parents;

(4)	brothers and sisters who survive the deceased or who die before the deceased leaving children of their own who survive the deceased.

If there are no members of any class of such beneficiaries, payment is made to the deceased’s executors or administrators.

(B)	Allocation Among Default Beneficiaries

If the same class of beneficiaries under paragraph (A) above contains two or more persons, they shall share equally, with further subdivision of such equal shares as next provided. In class (2), where a child dies before the deceased leaving children who survive the deceased, such child’s share shall be subdivided equally among those children. In class (4), where a brother or sister dies before the deceased leaving children who survive the deceased, such brother or sister’s share shall be subdivided equally among those children.

(C)	Definitions

For purposes of this section K5.2, “child” means a person’s son or daughter by legitimate blood relationship or legal adoption; “parent” means a person’s father or mother by legitimate blood relationship or legal adoption; “brother” or “sister” means another child of either or both of one’s parents.

K6. Miscellaneous

K6.1	Plan Administrator

The Plan Administrator shall be the Manager, Executive Programs, Human Resources Department, Exxon Mobil Corporation. The Plan Administrator shall have the right and authority to conclusively interpret this Plan for all purposes, including the determination of any person’s eligibility for benefits hereunder.

K6.2	Nature of Payments

Payments provided under this Plan shall be considered general obligations of the Corporation.

K6.3	Assignment or Alienation

Payments provided under this Plan may not be assigned or otherwise alienated or pledged.

K6.4	Amendment or Termination

The Corporation may at any time amend or terminate this Plan, in whole or in part, so long as the amendment does not deprive any person of the non-forfeitable right to benefits specifically granted in this Plan.